EXHIBIT (i)(2)

CONSENT OF COUNSEL

     I consent to the incorporation by reference in this Post-Effective Amendment No. 35 to the Registration Statement of Eaton Vance Municipals Trust (1933 Act File No. 33-71320) of my opinion dated January 29, 2010, which was filed as Exhibit (i) to Post-Effective Amendment No. 34.

/s/ Katy D. Burke Katy D. Burke, Esq.

April 1, 2010 Boston, Massachusetts